October 1, 1997

Envirometrics, Inc.
9229 University Boulevard
Charleston, South Carolina   29406

Preferred   Stock   Subscription   and   Conversion   Agreement  and  Investment
Representations by Zellweger Analytics, Inc.


THIS  PREFERRED  STOCK  SUBSCRIPTION  AND  CONVERSION  AGREEMENT and  Investment
Representations by Zellweger Analytics, Inc. (the "Agreement"), made as of November 14, 1997 by and between Envirometrics, Inc., a Delaware corporation (the "Company") and Zellweger Analytics, Inc. or its assigns (the "Investor"), recites and provides as follows:

The Investor agrees to accept Seventy Thousand (70,000) shares of Preferred Stock (the "Securities") of Envirometrics, Inc., a Delaware corporation (the "Company") as part of a settlement of a dispute between Envirometrics Products Company, a South Carolina corporation ("EPC") wholly owned by the Company. The Investor understands that the Securities are being issued without registration under the Federal Securities Act of 1933, as amended. Therefore, the Investor hereby makes the following representations and warranties to the Company and to each party assisting the Company in the transaction and understands that each such person or entity is materially relying upon such representations and warranties:

1. Purchase and Sale of Securities. The Securities are being acquired in consideration of the reduction by $140,000.00 US of the Prepaid Purchase Deposit balance owed to the Investor by the Company, as more particularly described in the Asset Purchase Agreement (the "Agreement"), the Mutual Settlement and Release (the "Release") dated November 14, 1997 and the Master Distributorship Agreement dated January 1, 1996, among the Investor, the Company and EPC. The Securities will have an absolute preference in liquidation of company assets over all other shareholders of common and preferred stock and unsecured creditors, and a one for three feature into outstanding Common Stock of the Company.

2. Conversion to Common Stock. The Investor shall have the right, which the Investor may exercise at any time on or before December 31, 2001 (the "Maturity Date") to convert all or a portion of the Preferred Stock, into shares of Company's Common Stock, upon ten (10) days prior written notice to Company of
(i) the Investor's intention to so convert, (ii) the amount of Preferred Stock to be converted, and (iii) the conversion date, which shall be no fewer than ten
(10) days of such notice. At all times up until the Maturity Date, the conversion ratio shall be one share of Preferred Stock for three shares of Common Stock. If the Investor elects to convert less than all of the Preferred Stock owned by it, all remaining shares of Preferred Stock shall be convertible under the same terms.

3. Put Option. As an alternative to the conversion into Common Stock as set forth in paragraph 2 above, the Company hereby agrees that for good and sufficient consideration, the Investor has the right to put the shares of Preferred Stock issued back to the Company in exchange for a cash payment in accordance with the following schedule:


End of Year     # of Shares     Share Price of Put          Cash to the Investor
-------------   -------------   ------------------          --------------------

1999              17,500            $ 2.00                         $ 35,000.00
2000              17,500            $ 2.00                         $ 35,000.00
2001              17,500            $ 2.00                         $ 35,000.00
2002              17,500             $2.00                         $ 35,000.00
                 --------                                          -----------

                  70,000                                          $ 140,000.00
                 ========                                          ===========


Shares that are not put by the Investor back to the Company in any given year may be carried forward to the next year at the price stated. (For example, all 70,000 shares of Preferred Stock may be put to the Company at the end of the year 2002 at a price of $2.00 per share for a total redemption price of $ 140,000.

4. Piggyback Registration of Common Stock. In the event that the Company at any time subsequent to the date the Common Stock is issued to the Investor hereunder proposes to file a registration statement (other than a registration statement on a Form S-8 of Form S-14, or forms similar thereto in effect at the time of such filing) under the Securities Act of 1933 (as then in effect or any similar statute then in effect), in connection with a proposed public offering of securities, the Company agrees to immediately notify the Investor in writing, at least thirty (30) days prior to such proposed filing date of such registration statement. Within 30 days following delivery of such notice, the Investor may request that the Company include in such contemplated registration statement any shares of Common Stock owned (or to be owned on such date pursuant to an anticipated conversion) by the Investor pursuant to this Stock Subscription and Conversion Agreement. Upon receipt of such notice, the Company will cause the shares of Common Stock made the subject of such request to be covered by the Company.

The Company will pay all expenses reasonable incurred by it and the Investor (including the Investor's attorney's fees, commissions and fees of underwriters or brokers with respect to the shares of the stock to be registered and sold by the Investor) in connection with the registration statement and any post-effective amendment thereto and in connection with qualifying the securities covered by the registration statement under the Blue Sky or other state securities' laws.

The Investor shall furnish the Company and the Company shall furnish the Investor, such documents, including selling notices and opinions of counsel, as are typically and reasonable requested and delivered by an issuer and selling shareholder in a "piggy-back" registration transaction of the type outlined above. The Investor and the Company, respectively, agree to provide such documentation and information on a timely basis to permit the registration statement covering the common shares of stock owned by the Investor to become effective on a prompt and orderly basis.

5. Investor Representation of Risk Understanding. The Securities are being acquired for the Investor's own account, for investment, and not with the view to, or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, or the securities or blue-sky laws of any state. Without limiting the effect or validity of certain "piggyback" registration rights, the Investor understands that there is no public market for the Securities and that none is likely to develop in the foreseeable future. The Investor understands that these substantial restrictions on transferability mean that the Investor must bear the economic risk of this investment for an indefinite period of time because, among other reasons, the Securities have not been registered under the 1933 Act, or the securities laws of any state, and therefore can not be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and applicable state securities laws or an exemption from such registration is available. In the event that the Investor requests the opinion of counsel concerning the transferability of the Securities, the Investor shall pay all costs, including, without limitation, reasonable attorney's fees, related to such opinion.

6. Investor Access to Information. During the negotiation of the transaction contemplated hereby, the Investor and its representatives have been afforded access to information concerning the Company and the contemplated transaction and further have been afforded the opportunity to ask such questions of the officers of the Company concerning the business, operations, financial condition, assets, liabilities, and prospects and other relevant matters as they have deemed necessary or desirable, and the Investor hereby confirms that it has been given information in order to evaluate the merits and risks of the prospective investment contemplated hereby.

7. Investor Performance of Due Diligence. The Investor and its representatives have been solely responsible for their own "due diligence" investigation of this investment, for their own analysis of the merits and risks of this investment and for their own analysis of the fairness and desirability of the terms of this investment. In taking any action or performing any role relative to the arranging of the proposed investment, the Investor has acted solely in its own interest and neither the Investor nor any of the Investor's officers or employees has acted as an agent of the Company.

8. Investor Recognition of Income Tax Consequences. The Investor further recognizes that provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, may be changed by legislative and/or administrative action or interpreted by courts of law in a manner to deprive the Investor of any contemplated tax benefits of the investment contemplated hereby.

9. Investor Restriction on Stock Transfer. Since the Investor is not acquiring the Securities with any view to subsequent distribution, the Investor understand that the stock certificates which will be issued shall bear the following or a substantially similar legend restricting the transfer:

"The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted shares" as that term is defined in Rule number 144 of the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is established to the satisfaction of the Company."

When issued, the Securities will be free and clear of any liens, security interests encumbrances, claims and rights of others of any kind and nature.

The Investor understands and agrees that it may (subject to the other provisions of this Agreement) transfer all or any portion of the Securities (the "Offered Interest") to a third party (the "Transferee") only if the Investor first gives the Company the right of first refusal as herein provided to purchase the Offered Interest at the price and on terms no less favorable than those offered to or by such Transferee and only during the period herein set forth. Such right of first refusal shall be set forth in a written notice containing the terms and conditions of the proposed transfer to the Transferee (the "Offer Notice") with a copy of the offer by the Transferee attached thereto. The Company shall have the option for a period of 30 days after its receipt of the Offer Notice to purchase upon the terms and conditions contained in the Offer Notice, all but not less than all of the Offered Interest, by delivering written notice thereof, (the "Acceptance Notice") to the Investor prior to the expiration of such 30-day period. If the Company elects to purchase the Offered Interest, settlement shall be held at the principal office of the Company or at such mutually agreeable location within 30 days of receipt of the Acceptance Notice. If the Company does not elect to purchase all of the Offered Interest within 30 days after receipt of the Offer Notice, the Investor shall have the right to transfer the Offered Interest to the Transferee upon the terms and conditions contained in the Offer Notice, provided that prior to any transfer of the Offered Interest, the Transferee expressly assumes in writing all of the Investor's obligations under this Agreement and agrees in writing with the Company to be governed by the provisions of this Agreement, and further provided that settlement occurs within 75 days of delivery of this Offer Notice. The foregoing notwithstanding, the Investor shall have the right, from time to time, to transfer all or any portion of the Securities among a parent, subsidiary or affiliated companies without having to first offer the Securities to the Company or otherwise complying with the foregoing paragraph.

10. Investor is an Accredited Investor Within the Meaning of Rule 501 of the Securities Act of 1933. The Investor and its officers represent and warrant (i) that they have knowledge and experience in business and financial matters to utilize the information given to them in connection with this investment in order for the Investor to evaluate the risks of the investment and to make an informed investment decision, and (ii) that the Investor has the financial strength to bear the risks of the investment including the possible total loss of the investment.

11. Investor Agrees to Hold Company Harmless. In consideration of issuance of the Securities to the Investor, the Investor, for itself and its officers, hereby:

(a) releases and forever discharges the Company and each of its affiliates, employees, officers, directors, shareholders, agents or representatives, of and from (i) any and all actions and causes of actions, claims and demands whatsoever, whether known or unknown and whether or not founded in fact, in law or in equity (other than with respect to material misstatements of fact made to the Investor by the Company and with respect to material omissions to state a fact when requested by the Investor), and (ii) any and all manner of suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in (other than with respect to material misstatements of fact made to the Investor by the Company and with respect to material omissions to state a fact when requested by the Investor), upon or by reason of any matter, cause or thing whatsoever arising out of or in connection with the Investor's acquisition or ownership of the Securities, to the extent that the same arises from or is related to claims under state or federal securities laws or resulting from any action, suit, proceeding, demand, assessment, judgment, cost or expense incident to any of the foregoing, and covenants and agrees with the Company and each of its affiliates, employees, officers, directors, shareholders, agents or representatives that neither the Investor nor its successors will ever (i) except as allowed herein, institute any suit or action at law or otherwise against the Company or its affiliates, employees, officers, directors, shareholders, agents or representatives, or,
(ii) except as allowed herein, institute, prosecute, or in any way aid in the institution or prosecution of any claim, demand, action or cause of action for damages, costs, loss of services, expense or compensation for and on account of any damages, loss or injury either to person or property, or both, or breach of any contract or agreement, whether developed or undeveloped, resulting or to result, known or unknown, or by reason of any matter, cause or thing whatsoever arising out of or in connection with the Investor's acquisition of the Securities, to the extent that such arises from or is related to claims under state or federal securities laws, or resulting from any action, suit, proceeding, demand, assessment, judgment, cost or expenses incident to any of the foregoing; and

12. Availability of Representation by Independent Counsel. The Investor confirms and acknowledges that it has had full opportunity to be represented by independent counsel of its choice to review the investment solely from the point of view of the Investor.

13. Applicable Law. This Agreement shall be construed in accordance with the laws of the state of Illinois without reference to the choice of law principles thereof.

14. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors, legal representatives and assigns.

15. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be sufficiently given if delivered in person or sent by telex, facsimile, telecopy, registered or certified mail with postage prepaid, Federal Express or Express Mail, addressed as follows:

If to the Company:

                  Envirometrics, Inc.
                  9229 University Boulevard
                  Charleston, South Carolina   29406

If to the Investor:

                  Zellweger Analytics, Inc.
                  405 Barclay Blvd.
                  Lincolnshire, Illinois  60069
                  Attn:  Jon McAlear

          16. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable the invalid or unenforceable provision in any other jurisdiction or under any other circumstance.

17. Entire Agreement. This agreement constitutes the entire agreement by and between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings of the parties.


IN WITNESS WHEREOF, the Investor has hereunto set its Seal as of the November 14, 1997.


BY: _________________________
ZELLWEGER ANALYTICS, INC
Jon McAlear
Its: President and CEO

The provisions of the foregoing subscription agreement are accepted and consented to by us as of the November 18, 1997.

COMPANY:
ENVIROMETRICS, INC.

BY: ____________________________
Walter H. Elliott, III
Its: President and CEO